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EXHIBIT 23

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the Registration Statements (Form S-3, No. 333-03205, Form S-3, No. 333-13363, Form S-3, No. 333-64616, Form S-3, No. 333-65412, Form S-3, No. 333-88606, Form S-8, No. 333-35853, Form S-8, No. 333-81863, and Form S-8, No. 333-81865) of The Mills Corporation and in the related Prospectuses of our report dated December 6, 2002, with respect to the Statement of Certain Revenues and Certain Operating Expenses for the year ended December 31, 2001 of Riverside Square, included in this current report on Form 8-K/A dated January 30, 2003 of The Mills Corporation.

/s/ Ernst & Young LLP

McLean, Virginia
January 24, 2003

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  EXHIBIT 23
CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS